UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2026

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exchange Agreement

On September 28, 2026, La Rosa Holdings Corp., a Nevada corporation (the “Company”), entered into that certain Exchange Agreement (the “Exchange Agreement”) with certain of its holders of the Company’s outstanding securities (the “Holders”), pursuant to which, on such date, the Holders exchanged, pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), certain of their Company securities as described below (the “Original Securities”) for an aggregate of 3,410 newly issued shares (the “Exchanged Shares”) of Series F Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Series F Preferred Stock”), on the terms and conditions set forth therein (the “Exchange”). The shares of Series F Preferred Stock are convertible into shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company (the “Conversion Shares”) in accordance with the terms of the Certificate of Designation of Rights and Preferences of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) filed by the Company with the Secretary of State of the State of Nevada on September 28, 2026.

The Original Securities consisted of (i) $1,500,000 principal amount of the Company’s outstanding $11,000,000 Senior Secured Convertible Promissory Note issued on January 8, 2026, plus all accrued and unpaid interest on such amount through and including September 28, 2026 (the unexchanged portion of such note remains outstanding); (ii) all 100 shares of the Company’s currently outstanding Series C convertible preferred stock, (iii) all 500 shares of the Company’s currently outstanding Series D convertible preferred stock; and (iv) all 810 shares of the Company’s currently outstanding Series E convertible preferred stock. Following the Exchange, the Original Securities were cancelled and are of no further force or effect.

Pursuant to the Exchange Agreement, the Company agreed to hold a meeting of its stockholders no later than forty-five (45) calendar days after the closing date of the Exchange to approve the issuance of all of the Conversion Shares issuable pursuant to the Exchange Agreement and the Series F Certificate of Designation with respect to the Exchanged Shares in compliance with the rules and regulations of The Nasdaq Capital Market. However, the Company is permitted to instead obtain this stockholder approval by the written consent of holders of a majority of the voting power of its issued and outstanding shares of its capital stock and making certain timely filings with the Securities and Exchange Commission (the “SEC”) with respect thereto. On September 30, 2026, the Company obtained the required stockholder approval by written consent of the requisite stockholders, and it therefore intends to make the requisite filings with the SEC as promptly as practicable.

The foregoing summary of the Exchange Agreement is qualified in its entirety by reference to the full text of the form of the Exchange Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Form 8-K”) and is incorporated herein by reference.

Settlement Agreement

On September 30, 2026, the Company entered into that certain Settlement Agreement dated as of September 30, 2026 (the “Settlement Agreement”) with the holder (the “Holder”) of that certain Right to Receive Tokens (the “Token Right”) issued by the Company to the Holder on November 12, 2025, as amended on March 24, 2026, pursuant to which tokens having an aggregate value of $5,688,263 have been issued to the Holder and are currently outstanding (the “Outstanding Tokens”). On September 30, 2026, at the initial closing of the Settlement Agreement, the Company issued 500 shares of Series F Preferred Stock (the “Initial Settlement Shares”) in settlement for the Outstanding Tokens and the Outstanding Tokens were deemed surrendered for cancellation by the Holder. Pursuant to the Settlement Agreement if on the later of (i) the date that is 150 days after the date of the Settlement Agreement and (ii) one business day following the date on which the Company has issued shares of Common Stock or Convertible Securities (as defined in the Settlement Agreement) at an effective price per share of Common Stock greater than $4.50, for aggregate gross proceeds equal to or greater than $100,000 (the “Additional Settlement Trigger Date”), the Company will be required to issue to the Holder an additional 5,500 shares of Series F Preferred Stock (the “Additional Settlement Shares”). The Token Right remains outstanding and additional tokens may be issued to the Holder pursuant to the terms thereof.

Also, pursuant to the Settlement Agreement, the Company agreed to hold a meeting of its stockholders no later than forty-five (45) calendar days after the initial closing date to approve the issuance of all of the Conversion Shares issuable pursuant to the Settlement Agreement and the Series F Certificate of Designation in compliance with the rules and regulations of The Nasdaq Capital Market. However, the Company is permitted to instead obtain such stockholder approval by the written consent of holders of a majority of the voting power of its issued and outstanding shares of its capital stock and making certain timely filings with the SEC with respect thereto. On September 30, 2026, the Company obtained the required stockholder approval by written consent of the requisite stockholders, and it therefore intends to make the requisite filings with the SEC as promptly as practicable.

The foregoing summary of the Settlement Agreement is qualified in its entirety by reference to the form of the Settlement Agreement, a copy of which is filed as Exhibit 10.2 to this Form 8-K and is incorporated herein by reference.

In connection with the Settlement Agreement, on September 29, 2026, the Company and the Holder also confirmed the following with respect to the Token Right: effective upon the closing of the Settlement Agreement and the Contribution and Purchase Agreement (as defined below), the Token Right applies only to tokens purchased by the Company and does not apply to (i) the issuance of Series F Preferred Stock and the exchange of existing securities for such shares as contemplated under the Exchange Agreement, (ii) the settlement of the Outstanding Tokens, or (iii) monthly lease payments wired into the BitGo control account pursuant to the contemplated lease assignment; and the Token Right applies only to the extent that those proceeds are used to purchase tokens.

In addition, the parties agreed that the lease payment due October 1, 2026 would be released from the BitGo control account to the Company, and the Holder waived its rights under the Token Right through the earlier of (i) October 31, 2026 or (ii) a sale of the Company’s real estate assets, or such later date as mutually agreed between the parties.

Asset Contribution and Securities Purchase Agreement

Also on September 30, 2026, the Company entered into that certain Asset Contribution and Securities Purchase Agreement dated as of September 30, 2026 (the “Contribution and Purchase Agreement”) with an investor identified therein (the “Contributor”) holding certain graphics processing units (“GPUs”), and certain other investors identified therein (the “Buyers”). Pursuant to the Contribution and Purchase Agreement, at the initial contribution closing on September 30, 2026, the Contributor contributed certain identified GPUs to the Company and in exchange the Company issued to the Contributor 3,000 shares of Series F Preferred Stock (the “Initial Contribution Shares”). In addition, pursuant to the Contribution and Purchase Agreement, the Company will be required to issue to the Contributor an additional 4,000 shares of Series F Preferred Stock no later than one business day following the later of (i) the date that is 150 days after the initial contribution closing date and (ii) the date on which the Company has received gross rental income from the initial contributed GPUs equal to or in excess of $350,000, (the “Earnout Initial Contribution Shares”). The Contribution and Purchase Agreement also provides that, at one or more additional closings, the Contributor may contribute additional GPUs for the issuance of additional shares of Series F Preferred Stock and the Buyers may purchase additional shares of Series F Preferred Stock at a purchase price of $1,000 per share, in each case subject to the terms and conditions of the Contribution and Purchase Agreement, including that an aggregate maximum of 25,000 additional shares may be issued thereunder. The rights to effect additional closings expire on the second anniversary of the initial contribution closing date, unless terminated earlier in accordance with the agreement.

During the period beginning on the date of the Contribution and Purchase Agreement and ending on the later of (x) the date on which no Shares (as defined in the Contribution and Purchase Agreement) remain outstanding and (y) the Additional Closing Expiration Date (as defined in the Contribution and Purchase Agreement) (the “Covenant Period”), the Company and its subsidiaries will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement (as defined in the Contribution and Purchase Agreement) involving a Variable Rate Transaction (as defined in the Contribution and Purchase Agreement), subject to certain limited exceptions, including a Permitted ATM (as defined in the Contribution and Purchase Agreement). Until the later of (i) the 24-month anniversary of the Contribution and Purchase Agreement and (ii) the date on which no Shares are outstanding, each Buyer has the right to participate in any Subsequent Placement by the Company or any of its subsidiaries. That right covers the Buyer’s pro rata portion (based on its share of the aggregate purchase price of the Shares purchased by all Buyers) of 40% of the securities offered in the Subsequent Placement, together with the right to subscribe for any portion not taken up by other Buyers, on the terms set forth in the Company’s offer notice, subject to the notice and other procedures set forth in the Contribution and Purchase Agreement.

Pursuant to the Contribution and Purchase Agreement, the Company agreed to hold a meeting of its stockholders no later than forty-five (45) calendar days after the initial contribution closing date to approve the issuance of all of the Conversion Shares issuable pursuant to the Contribution and Purchase Agreement and the Series F Certificate of Designation in compliance with the rules and regulations of The Nasdaq Capital Market. However, the Company is permitted to instead obtain this stockholder approval by the written consent of holders of a majority of the voting power of its issued and outstanding shares of its capital stock and making certain timely filings with the SEC with respect thereto. On September 30, 2026, the Company obtained the required stockholder approval by written consent of the requisite stockholders and intends to make the requisite filings with the SEC as promptly as practicable.

The foregoing summary of the Contribution and Purchase Agreement is qualified in its entirety by reference to the full text of the form of the Contribution and Purchase Agreement, a copy of which is filed as Exhibit 10.3 to this Form 8-K and is incorporated herein by reference.

Master Lease Agreement

In connection with the transactions contemplated by the Contribution and Purchase Agreement, (i) the Company, the Contributor and the Lessee entered into a Notice and Acknowledgement of Contribution of Assets Subject to Lease (the “Assignment Notice”), pursuant to which the Contributor notified SPRE NKC MO, LLC, a Georgia limited liability company (the “Lessee”), of the assignment and contribution of the initial contributed GPUs to the Company, and the Lessee acknowledged and agreed to pay rent, casualty payments, default payments and stipulated loss value payments relating to the contributed GPUs to the Company under a new master lease with the same economic terms on a pro rata basis as the original lease between the Contributor and the Lessee beginning with the rental payment due October 1, 2026, and (ii) the Company, as lessor, entered into Master Lease Agreement No. 001 dated September 30, 2026 (together with the lease schedule attached hereto, the “Master Lease”) with the Lessee, pursuant to which the Company leases to the Lessee the GPUs contributed by the Contributor. The Master Lease covers six GPUs, servers and related components and provides for a 32-month initial term with monthly rent payable in advance of $94,167 from October 2026 through November 2028 and $157,167 from December 2028 through May 2029, followed by a purchase option payment of $150,000 due May 2, 2029.

Master Lease constitutes a finance lease under the Uniform Commercial Code, is non-cancelable for the scheduled term and automatically renews thereafter unless terminated on at least 90 days’ prior written notice. Rent is absolute and unconditional; late payments bear a 5% service fee and interest at 1.5% per month (or the maximum lawful rate), and the Lessee is responsible for taxes, fees, maintenance, insurance and the risk of loss. The Lessee may not assign, transfer, pledge or sublease the lease or the equipment without the Company’s prior written consent, subject to specified permitted assignments.

The foregoing summaries of the Master Lease and the Assignment Notice are qualified in their entirety by reference to the full text of the forms thereof, copies of which are filed as Exhibits 10.4 and 10.5, respectively, to this Form 8-K, and are incorporated herein by reference.

Series X Super Voting Preferred Stock Side Agreement

On September 30, 2026, the Company and Joseph La Rosa (the “Stockholder”), entered into a side agreement (the “Series X Side Agreement”) relating to that certain Redemption Agreement dated as of November 12, 2025 (the “Redemption Agreement”), by and between the Stockholder and the Company, pursuant to which the Company had agreed to redeem certain shares of Series X Super Voting Preferred Stock of the Company held by the Stockholder.

Pursuant to the Series X Side Agreement, the Company agreed not to redeem any of the Stockholder’s shares of Series X Super Voting Preferred Stock until after the later of (A) the consummation of, or entering into a definitive agreement with respect to the sale, transfer, disposition or other transaction involving the La Rosa Realty Companies (as defined therein) or substantially all the assets thereof, and (B) the payment of the remaining $100,000 redemption amount owed to the Stockholder under the Redemption Agreement. The Company agreed to make such remaining payment on or before January 31, 2027.

The foregoing summary of the Series X Side Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.9 to this Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On September 30, 2026, at the initial closing under the Settlement Agreement, the Outstanding Tokens were deemed surrendered for cancellation in exchange for 500 Initial Settlement Shares of Series F Preferred Stock issued by the Company, with an additional 5,500 shares of Series F Preferred Stock to be issued if the Additional Settlement Trigger Date occurs. The disclosures set forth in Item 1.01 of this Form 8-K relating to the Settlement Agreement are hereby incorporated by reference into this Item 2.01.

On September 30, 2026, the Company completed the initial contribution closing under the Contribution and Purchase Agreement. At the closing, the Contributor contributed certain GPUs to the Company in exchange for 3,000 Initial Contribution Shares of Series F Preferred Stock, with an additional 4,000 Earnout Initial Contribution Shares to be issued upon satisfaction of the earnout conditions. The disclosures set forth in Item 1.01 of this Form 8-K relating to the Contribution and Purchase Agreement, the Master Lease and the Assignment Notice are hereby incorporated by reference into this Item 2.01.

Item 3.02. Unregistered Sale of Equity Securities.

The disclosures set forth in Item 1.01 of this Form 8-K relating to the Exchange Agreement, the Settlement Agreement and the Contribution and Purchase Agreement are hereby incorporated by reference into this Item 3.02.

The issuance and sale of the shares of Series F Preferred Stock in the Exchange under the Exchange Agreement and the issuance of any Conversion Shares have not been registered under the Securities Act, and were or will be made in reliance on the exemption from registration provided by Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid or given in connection with the Exchange.

The issuance and sale of the shares of Series F Preferred Stock under the Settlement Agreement and the Contribution and Purchase Agreement and the issuance of any Conversion Shares have not been registered under the Securities Act and were or will be made in reliance on the private offering exemption provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Holder, each Buyer and the Contributor represented to the Company that such party is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosures set forth in Items 1.01 and 5.03 of this Form 8-K are hereby incorporated by reference into this Item 3.03. The Series F Preferred Stock established by the Series F Certificate of Designation ranks senior to the Common Stock and all other capital stock of the Company with respect to distributions and payments upon liquidation, dissolution and winding up of the Company, except to the extent that holders of the Series F Preferred Stock consent to the creation of Parity Stock or Senior Preferred Stock (in each case as defined in the Series F Certificate of Designation), which may limit and qualify the rights of holders of the Common Stock and other preferred stock.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer and Interim Chief Financial Officer

On September 30, 2026, Joseph La Rosa resigned from his positions as Chief Executive Officer and interim Chief Financial Officer of the Company, effective as of October 1, 2026. Mr. La Rosa’s resignation was for personal reasons and was not a result of any disagreement between Mr. La Rosa and the Company, its management, the Board of Directors of the Company (the “Board”) or any of its committees.

Appointment of Chief Executive Officer and Interim Chief Financial Officer

Effective October 1, 2026, the Board appointed Nicholas Adler, age 51, to serve as Chief Executive Officer and interim Chief Financial Officer of the Company. Mr. Adler has served as an independent director and Chairman of the Board since December 2025.

Mr. Adler is a licensed attorney in Nashville, Tennessee specializing in defense litigation, bankruptcy, foreclosure, and real estate matters. He served as a partner at Brock & Scott PLLC. Mr. Adler is also active in real estate development and asset management in Nashville as a principal of Q&A Developments, LLC, which specializes in multi-family and mixed-use projects. Since September 2020, Mr. Adler has served as Chairman of the Board of Directors of Freight Technologies, Inc. (Nasdaq: FRGT), a technology company offering a portfolio of proprietary platform solutions across the supply chain process. Since November 2025, Mr. Adler has served as a director of Aero Velocity Inc., a specialized drone technology company. Mr. Adler earned his B.A. in political science from Vanderbilt University and his J.D. from The Washington and Lee University School of Law.

There are no arrangements or understandings between Mr. Adler and any other person pursuant to which Mr. Adler was appointed as Chief Executive Officer and interim Chief Financial Officer. There are no family relationships between Mr. Adler and any director or executive officer of the Company. There are no transactions in which Mr. Adler has an interest requiring disclosure under Item 404(a) of Regulation S-K. In connection with his appointment, Mr. Adler is no longer considered an independent director of the Company within the meaning of applicable Nasdaq listing rules and applicable securities laws and regulations. As a result, Mr. Adler resigned from all standing committees of the Board that require independent director membership, including the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Mr. Adler will continue to serve as Chairman of the Board. In connection with his appointment, the Company and Mr. Adler entered into a Termination of Board of Directors Agreement (the “Adler Termination Agreement”), pursuant to which Mr. Adler’s Board of Directors Agreement dated December 29, 2025 was terminated.

The foregoing summary of the Adler Termination Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.6 to this Form 8-K and is incorporated herein by reference.

In connection with his appointment, the Company entered into an Employment Agreement with Mr. Adler, effective as of October 1, 2026 (the “Adler Employment Agreement”), pursuant to which Mr. Adler will serve as Chief Executive Officer and interim Chief Financial Officer of the Company. The initial term of the Adler Employment Agreement runs through December 31, 2027, with automatic one-year renewals unless either party provides at least 45 days’ prior written notice of non-renewal. Under the Adler Employment Agreement, Mr. Adler will receive an annual base salary of $300,000. The Adler Employment Agreement contains customary provisions regarding confidentiality, non-competition, non-solicitation, non-disparagement, termination and severance.

The foregoing summary of the Adler Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.11 to this Form 8-K and is incorporated herein by reference.

In connection with Mr. Adler’s appointment as Chief Executive Officer and interim Chief Financial Officer, on October 1, 2026, Marc Urbach, an independent director of the Company, was appointed to serve as Chair of the Compensation Committee and a member of the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

Appointment of Joseph La Rosa as Director of Real Estate Operations; La Rosa Board Agreement

In connection with Mr. La Rosa’s resignation as Chief Executive Officer and interim Chief Financial Officer, the Company entered into an Amended and Restated Employment Agreement with Joseph La Rosa, effective as of October 1, 2026 (the “La Rosa Employment Agreement”), pursuant to which Mr. La Rosa will serve as the Company’s Director of Real Estate Operations, reporting to the Chief Executive Officer and the Board. Mr. La Rosa is the founder of the Company and previously served as Chief Executive Officer since the Company’s inception. There are no arrangements or understandings between Mr. La Rosa and any other person pursuant to which Mr. La Rosa was appointed to this position. Deana La Rosa, the Chief Operating Officer of the Company, is the spouse of Joseph La Rosa. Except as disclosed elsewhere in this Form 8-K, there are no transactions in which Mr. La Rosa has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The initial term of the La Rosa Employment Agreement runs through December 31, 2027, with automatic one-year renewals unless either party provides at least 45 days’ notice of non-renewal. Under the La Rosa Employment Agreement, Mr. La Rosa will receive an annual base salary of $200,000. The La Rosa Employment Agreement contains customary provisions regarding confidentiality, termination and severance.

The foregoing summary of the La Rosa Employment Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.7 to this Form 8-K and is incorporated herein by reference.

The Company also entered into a Board of Directors Agreement with Mr. La Rosa, effective as of October 1, 2026 (the “La Rosa Board Agreement”), pursuant to which Mr. La Rosa will continue to serve as a member of the Board. Under the La Rosa Board Agreement, Mr. La Rosa will receive a quarterly base fee of $18,750 for his service on the Board, payable in addition to his compensation under the La Rosa Employment Agreement. The La Rosa Board Agreement also includes customary indemnification, confidentiality and proprietary information provisions.

The foregoing summary of the La Rosa Board Agreement is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.8 to this Form 8-K and is incorporated herein by reference.

Amendment to Employment Agreement with Deana La Rosa

On September 30, 2026, the Company entered into an Amendment to Employment Agreement with Deana La Rosa (the “DLR Amendment”), amending that certain Employment Agreement dated January 31, 2024, as previously amended, pursuant to which Ms. La Rosa serves as Chief Operating Officer of the Company. Deana La Rosa is the spouse of Joseph La Rosa, the Company’s Director of Real Estate Operations and a member of the Board. The DLR Amendment removes the provisions relating to non-competition, non-solicitation of clients and non-solicitation of employees from Ms. La Rosa’s employment agreement. All other provisions of Ms. La Rosa’s employment agreement, including the confidentiality and non-disparagement provisions, remain in full force and effect.

The foregoing summary of the DLR Amendment is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.10 to this Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 28, 2026, following the approval of the Board, the Company filed the Series F Certificate of Designation with the Secretary of State of the State of Nevada to establish the Series F Preferred Stock with 50,000 authorized shares and $1,000 stated value (the “Stated Value”) per share. Each share of Series F Preferred Stock accrues dividends at an annual rate of 8.0%, compounding quarterly and ranks senior to the Common Stock and all other capital stock of the Company with respect to distributions and payments upon the liquidation, dissolution and winding up of the Company, except to the extent that holders of the Series F Preferred Stock consent to the creation of Parity Stock or Senior Preferred Stock.

Each share of Series F Preferred Stock is convertible at any time at the option of the holder into shares of Common Stock at a conversion rate determined by dividing the Conversion Amount (which is the sum of the Stated Value and any accrued and unpaid dividends and other amounts owed to such holder) by the then applicable Conversion Price (as defined in the Series F Certificate of Designation). The initial Conversion Price is $3.29 per share, subject to adjustment provisions for dilutive issuances, stock splits, combinations, recapitalizations and other specified events, as well as variable-price securities. The Series F Preferred Stock is also subject to an alternate conversion (the “Alternate Conversion”), which a holder may elect, at an alternate conversion price equal to the lower of the Conversion Price and the greater of the Floor Price (as defined in the Series F Certificate of Designation) and 90% of the lowest VWAP (as defined in the Series F Certificate of Designation) during the ten (10) consecutive trading day period ending and including the trading day immediately preceding delivery of the applicable conversion notice. In the Alternate Conversion, the Conversion Amount is multiplied by the applicable Required Premium, which is 125%, or 105% in connection with a Change of Control when no other Triggering Event (in each case as defined in the Series F Certificate of Designation) exists. The initial Floor Price is $0.526. Until the required stockholder approval is obtained and effective, conversions will also be subject to the Exchange Cap (as defined in the Series F Certificate of Designation).

A holder of Series F Preferred Stock will not have the right to convert any portion of its Series F Preferred Stock to the extent that, after giving effect to such conversion, the holder (together with certain of its affiliates and other related parties) would beneficially own in excess of 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion (the “Maximum Percentage”). However, a holder of Series F Preferred Stock, upon notice to the Company, may increase or decrease the Maximum Percentage, provided that the Maximum Percentage in no event exceeds 9.99% of the shares of Common Stock outstanding immediately after giving effect to such conversion. Any increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and any decrease will be effective immediately upon delivery of such notice.

Holders of Series F Preferred Stock have no voting rights except as provided in the Series F Certificate of Designation (including the protective provisions requiring consent of the Required Holders) or as required by the Nevada Revised Statutes. The Company is not required to redeem or pay cash or other property to holders in connection with a Fundamental Transaction or Change of Control, except pursuant to the conversion rights set forth in the Series F Certificate of Designation. The Company may redeem all, but not less than all, of the Series F Preferred Stock at its election, subject to the terms of the Series F Certificate of Designation.

The foregoing summary of the Series F Certificate of Designation is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 3.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

Nasdaq Minimum Stockholders’ Equity Requirement

As previously disclosed, on June 10, 2026, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that it no longer satisfied the minimum stockholders’ equity requirement of $2,500,000 for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(b)(1). Since that time, management has taken a number of steps and will continue to take additional steps intended to improve the Company’s stockholders’ equity and financial position, including cost efficiencies and the transactions described in Items 1.01 and 2.01 above. Management believes that the Company’s stockholders’ equity, as adjusted for the steps outlined above, is in excess of $2,500,000 as of the date of filing of this Form 8-K and, although the Company’s financial statements for the applicable period have not yet been finalized or reviewed, management currently believes that these steps enabled the Company to regain compliance with the minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1).

There can be no assurance, however, that the Company has regained or will maintain compliance with the minimum stockholders’ equity requirement. The Company’s stockholders’ equity is subject to review by the Company’s independent registered public accounting firm, and no assurance can be given that such review will reflect stockholders’ equity of at least $2,500,000 as of the end of the applicable fiscal quarter or at any time subsequent thereto, or that Nasdaq will determine that the Company has regained compliance. The Common Stock remains subject to the continued listing requirements of Nasdaq, and the failure to regain and maintain compliance could result in the delisting of the Common Stock.

Press release

On October 1, 2026, the Company issued a press release with respect to the consummation of transactions pursuant to the Contribution and Purchase Agreement described in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains statements that are forward-looking and as such are not historical facts. These include, without limitation, statements regarding: the anticipated additional closings under the Settlement Agreement and/or Contribution and Purchase Agreement; the expected contribution of additional GPUs and purchase of additional shares of Series F Preferred Stock; the anticipated issuance of Additional Settlement Shares upon the Additional Settlement Trigger Date; the anticipated conversion of shares of Series F Preferred Stock into shares of Common Stock; the Company’s expectation that the actions it has taken to date will assist the Company in regaining compliance with Nasdaq Listing Rule 5550(b)(1); and the Company’s business plans, strategies and operational expectations following the management changes described herein. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “might,” “possible,” “potential,” “predicts,” “may,” “would,” “could,” “will” or “should” or, in each case, their negative or other variations or comparable terminology, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on management’s current expectations, beliefs and forecasts concerning future events impacting the Company and by their nature involve significant risks and uncertainties. Actual results may differ materially from those expressed or implied in such forward-looking statements. One should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and the other documents filed by the Company from time to time with the SEC. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Rights and Preferences of Series F Convertible Preferred Stock.
10.1*	Form of Exchange Agreement, dated as of September 28, 2026.
10.2*	Form of Settlement Agreement, dated as of September 30, 2026.
10.3*	Form of Asset Contribution and Securities Purchase Agreement, dated as of September 30, 2026.
10.4*	Form of Master Lease Agreement, dated as of September 30, 2026.
10.5	Form of Notice and Acknowledgement of Contribution of Assets Subject to Lease, dated as of September 30, 2026.
10.6	Termination of Board of Directors Agreement with Nicholas Adler, dated October 1, 2026.
10.7	Amended and Restated Employment Agreement with Joseph La Rosa, dated October 1, 2026.
10.8	Board of Directors Agreement with Joseph La Rosa, dated October 1, 2026.
10.9	Series X Super Voting Preferred Stock Side Agreement to the Redemption Agreement, dated September 30, 2026.
10.10	Amendment to Employment Agreement with Deana La Rosa, dated September 30, 2026.
10.11	Employment Agreement with Nicholas Adler, dated October 1, 2026.
99.1	Press Release of the Company issued on October 1, 2026.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2026	LA ROSA HOLDINGS CORP.

	By:	/s/ Nicholas Adler
	Name:	Nicholas Adler
	Title:	Chief Executive Officer